UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

Assured Guaranty Ltd.
(Exact name of registrant as specified in its charter)

Bermuda (State of incorporation or organization)	98-0429991 (I.R.S. Employer Identification No.)

30 Woodbourne Avenue
Hamilton HM 08 Bermuda
Telephone: (441) 279-5700
(Address of principal executive offices) (Zip Code)
Assured Guaranty US Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	20-1082002 (I.R.S. Employer Identification No.)
31 West 52nd Street New York, New York, 10019 Telephone: (212) 974-0100 (Address of principal executive offices) (Zip Code) Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class To be so registered 5.000% Senior Notes 2024 Fully and unconditionally guaranteed by Assured Guaranty Ltd.	Name of each exchange on which Each class is to be registered New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.
Securities Act registration statement file number to which this form relates:
333-196822
Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Assured Guaranty Ltd. (the “Company”) has filed with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, a prospectus supplement dated June 17, 2014 (the “Prospectus Supplement”) to a Prospectus dated June 17, 2014 (the “Prospectus”), contained in the Company’s effective Registration Statement on Form S-3 (Registration No. 333-196822 and Registration No. 333‑196822‑02), which Registration Statement was filed with the Commission on June 17, 2014, relating to the securities to be registered hereunder. The Company incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.
Item 1. Description of Registrant’s Securities to be Registered.
The information required by this item is incorporated by reference to the information contained in the sections captioned “Description of Notes and Guarantee” in the Prospectus Supplement and “Description of the Assured Guaranty US Holdings Inc. Debt Securities and AGL Guarantee” in the Prospectus.
Item 2. Exhibits.

4.1
Indenture, dated as of May 1, 2004, among Assured Guaranty Ltd., Assured Guaranty US Holdings Inc. and The Bank of New York Mellon, as trustee (incorporated by reference to Exhibit 4.1 of Form 10-Q for the quarter ended March 31, 2004).

4.2
Officers’ Certificate, dated June 20, 2014, related to 5.000% Senior Notes due 2024, containing Form of 5.000% Senior Notes due 2024 as Exhibit A (incorporated by reference to Exhibit 4.1 of Form 8-K filed on June 20, 2014).

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.
Dated: June 20, 2014
ASSURED GUARANTY LTD.
(Registrant)

By:    /s/ Robert A. Bailenson
Name:    Robert A. Bailenson
Title:     Chief Financial Officer

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 20, 2014

ASSURED GUARANTY US HOLDINGS INC.
(Registrant)

By:    /s/ Robert A. Bailenson
Name:     Robert A. Bailenson
Title:     Chief Financial Officer